UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 3, 2024

AB PRIVATE LENDING FUND
(Exact name of registrant as specified in its charter)

Delaware	814-01744	93-6555027
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
405 Colorado Street, Suite 1500
Austin, Texas 78701
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (512)
721-2900

Check the appropriate box below if the Form
8-K
is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE
This Amendment No. 1 to the Current Report on
Form 8-K (this
“
Amendment
”) is being filed by AB Private Lending Fund (the “
Fund
”) to amend Item 8.01 – Other Events of that certain Current Report on
Form 8-K originally
filed by the Fund with the U.S. Securities and Exchange Commission on October 21, 2024 (the “
Original Form
 8-K
”). This Amendment is being filed to correct the following matter included in Item 8.01 of the Original Form
8-K:
the fair value of the Fund’s investment portfolio is corrected to be approximately $269.9 million. The Original Form
8-K
erroneously computed the fair value of the Fund’s investment portfolio by solely including the market value of investments of the Fund, the Fund’s money market investments and interest receivables of the Fund to calculate the fair value of the Fund’s investment portfolio. However, consistent with the Fund’s computation of the fair value of the Fund’s investment portfolio in the Fund’s Quarterly Reports on Form
10-Q
and Annual Reports on Form
10-K,
the fair value of the Fund’s investment portfolio is computed by including the market value of the Fund’s investments and the Fund’s market value of unfunded loans in the calculation of the fair value of the Fund’s investment portfolio, which is reflected in the amended disclosure below. The Original Form
8-K
relied on the erroneously computed fair value of the Fund’s investment portfolio value. Other than the fair value of the Fund’s investment portfolio, no other changes to the Original
Form 8-K are
made by this Amendment, including but not limited to the Fund’s NAV per share as reported in the Original Form
8-K.
Item 3.02 – Unregistered Sale of Equity Securities.
On September 3, 2024, AB Private Lending Fund (the “
Fund
”) sold unregistered
Class
I common shares of beneficial interest to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “
Private Offering
”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I shares	Consideration
As of August 31, 2024	34,393.021	$900,000.00
Item 8.01 – Other Events.
Net Asset Value
The net asset value (“
NAV
”) per share of each class of the Fund as of August 31, 2024, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per Share as of August 31, 2024
Class I shares	$26.17
Class S shares	—
Class D shares	—
As of August 31, 2024, the Fund’s aggregate NAV was approximately $116.0 million, the fair value of its investment portfolio was approximately $269.9 million, and it had approximately $168.5 million of debt outstanding (at principal).
Status of Offering
The Fund is currently publicly offering on a continuous basis up to $1.0 billion in common shares of beneficial interest (such shares, the “
Shares
” and such offering, the “
Offering
”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I shares	—	—
Class S shares	—	—
Class D shares	—	—
Private Offering:
Class I shares	4,434,393.021	$110,900,000.00
Class S shares	—	—
Class D shares	—	—
Total Offering and Private Offering*		$110,900,000.00

*	Amounts may not sum due to rounding

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2025	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Leon Hirth
Leon Hirth
Secretary